UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

WHITE MOUNTAIN TITANIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	87-057730
State or other jurisdiction of incorporation or organization	I.R.S. Employer I.D. No.

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago, Chile	None
(Address of Principal Executive Offices)	(Zip Code)

White Mountain Titanium Corporation 2010 Stock Option/Stock Issuance Plan

(Full titles of the plan)

Lan Shangguan, CFO

2001-1177 West Hastings Street
Vancouver, BC V6E 2K3
British Columbia
Canada

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (604) 408-2333

Copies to:

Ronald N. Vance

Attorney at Law

1656 Reunion Avenue

Suite 250

South Jordan, UT 84095

Telephone (801) 446-8802

FAX (801) 446-8803

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, Par Value $.001	534,575	$0.685	$366,184	$49.95

(1) Represents additional shares issuable under the Registrant’s 2010 Stock Option/Stock Issuance Plan (the “Plan”) by reason of the automatic share increase provisions of the Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s common stock which may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act.

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EXPLANATORY NOTE

This Registration Statement on Form S-8 registers an additional 534,575 shares of common stock of White Mountain Titanium Corporation (the “Registrant”) to be issued under the Registrant’s 2010 Stock Option/Stock Issuance Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the number of shares of common stock to be registered as set forth above represents the number of additional shares that are issuable pursuant to the Plan over and above the number of shares previously registered. This Registration Statement on Form S-8 shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s common stock. 5,849,094 shares of the Registrant’s common stock have previously been registered for issuance under the Plan pursuant to Registration Statements on Form S-8 filed with the Securities and Exchange Commission on July 16, 2010 (File No. 333-168162) and January 27, 2012 (File No. 333-179210), respectively.

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PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

In accordance with General Instruction E to Form S-8, the entire contents of the prior Registration Statement on Form S-8 relating to shares of the Registrant’s common stock reserved for issuance under the Plan (File No. 333-168162) are hereby incorporated herein by reference and made part of this Registration Statement.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Articles of Incorporation, as amended	SB-2	333-129347	3.1	10/31/05
4.2	Current Bylaws	8-K	333-129347	3.1	9/12/06
5.1	Opinion and Consent of Counsel					X
23.1	Consent of Smythe Ratcliffe LLP, independent registered public accounting firm					X
23.2	Consent of Counsel (included in Exhibit No. 5.1)					--
99.1	2010 Stock Option/Stock Issuance Plan	8-K	333-129347	99.1	7/13/10

This Space Intentionally Left Blank

Signature Page to Follow

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, Canada on April 10, 2013.

White Mountain Titanium Corporation

By	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: April 10, 2013	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, Director and President (Principal Executive Officer)

Date: April 10, 2013	/s/ Lan Shangguan
Lan Shangguan, CFO (Principal Financial Officer and Principal Accounting Officer)

Date: April 10, 2013	/s/ Bobby Cooper
Bobby Cooper, Director

Date: April 10, 2013	/s/ Howard Crosby
Howard M. Crosby, Director

Date: April 10, 2013	/s/ Brian Flower
Brian Flower, Director

Date: April 10, 2013	/s/ John J. May
John J. May, Director

Date: April 10, 2013	/s/ Wei Lu
Wei Lu, Director

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EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Articles of Incorporation, as amended	SB-2	333-129347	3.1	10/31/05
4.2	Current Bylaws	8-K	333-129347	3.1	9/12/06
5.1	Opinion and Consent of Counsel					X
23.1	Consent of Smythe Ratcliffe LLP, independent registered public accounting firm					X
23.2	Consent of Counsel (included in Exhibit No. 5.1)					--
99.1	2010 Stock Option/Stock Issuance Plan	8-K	333-129347	99.1	7/13/10

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